UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2006

ROME BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27481	16-1573070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Dominick Street
Rome, New York 13440-5810
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (315) 336-7300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          The Board of Directors of Rome Bancorp, Inc. (the “Company”) appointed Dale Laval as director of the Company on January 25, 2006, to fill one of the vacancies on the Board created by the retirement of Marion C. Scoville and Richard H. McMahon on December 31, 2005. Mr. Laval has not been appointed to serve on any committees of the Board.

          Mr. Laval currently serves as Chairman of Independent Audit Associates, Inc. (“IAA”), a regional outsource company specializing in financial institution internal audit and loan review in the northeast and central New York. Mr. Laval has over thirty five years experience in the financial services industry. Prior to establishing IAA in 1992, he held senior management positions in multi bank holding companies in Vermont and New York. He resides in Rutland, Vermont, with his wife Betty Ann.

          Ms. Scoville and Mr. McMahon retired from the Board in accordance with the bylaws of the Company, which stipulate that no director of the Company shall be qualified to serve as such beyond the last day of the year in which he or she reaches his or her seventy-fifth (75th) birthday.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROME BANCORP, INC.

By:	/s/ Charles M. Sprock

Charles M. Sprock
Chairman of the Board, President and Chief Executive Officer

Date: January 27, 2006